UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2015 (February 20, 2015)

NPS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-23272	87-0439579
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

550 HILLS DRIVE, 3RD FLOOR BEDMINSTER, NEW JERSEY	07921
(Address of Principal Executive Offices)	(Zip Code)

(908) 450-5300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Introductory Note

As previously disclosed, NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 11, 2015 by and among the Company, Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland (“SPHIL”), Knight Newco 2, Inc. (“Purchaser”), a Delaware corporation and an indirect wholly owned subsidiary of Shire plc (“Shire”), a company incorporated in Jersey, Channel Islands, and, solely for purposes of Section 12.14 of the Merger Agreement, Shire, providing for the merger (the “Merger”) of Purchaser with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of SPHIL (the “Surviving Corporation”).  Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price per share of $46.00 (the “Offer Price”), net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 23, 2015 (as amended or supplemented, the “Offer to Purchase”) and in the related Letter of Transmittal.

Item 1.02. Termination of a Material Definitive Agreement.

On February 23, 2014, in connection with the Merger, the Company, as issuer, terminated the Indenture dated as of August 8, 2013 by and between the Company and The Bank of New York Mellon, as trustee.  No termination penalties were incurred by the Company.

Item 2.01. Completion of Acquisition or Disposal of Assets.

At 12:00 midnight, New York City time, at the end of Friday, February 20, 2015, the Offer expired as scheduled and was not extended.  As of the expiration of the Offer, approximately 88,869,118 Shares (excluding 7,599,694 Shares tendered by notice of guaranteed delivery) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 81.7% of the outstanding Shares.

The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn (excluding Shares tendered pursuant to notices of guarantee delivery for which Shares have not been delivered) a number of Shares that, together with the Shares then owned by SPHIL and its subsidiaries, represents at least a majority of the total number of Shares outstanding as of the expiration of the Offer. All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment, and will promptly pay for, all Shares validly tendered into and not withdrawn from the Offer.

Each option to purchase Shares that was outstanding immediately prior to the closing of the Offer (whether vested or unvested) was cancelled as of such closing in exchange for a single lump sum cash payment (subject to any applicable withholding tax), without interest, in an amount equal to the product of (i) the total number of Shares subject to such option immediately prior to such cancellation and (ii) the excess, if any, of the Offer Price over the exercise price per Share of such option (subject to any applicable withholding tax).

Each restricted stock unit that was outstanding immediately prior to the closing of the Offer (whether vested or unvested) was cancelled as of such closing in exchange for a single lump sum cash payment equal to the product of (i) the total number of Shares subject to such restricted stock unit prior to such cancellation and (ii) the Offer Price (subject to any applicable withholding tax).  In the case of restricted stock units subject to performance vesting criteria, the total number of Shares subject to such a restricted stock unit was determined as if the applicable performance objectives had been achieved at target.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on February 21, 2015, Shire completed the acquisition of the Company by consummating the Merger in accordance with section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), any Shares not purchased pursuant to the Offer (other than any Shares held as treasury stock by NPS (except for Shares in certain NPS benefit plans), any Shares irrevocably accepted for purchase in the Offer and any Shares with respect to which the relevant stockholders had properly exercised their appraisal rights under the DGCL) were automatically converted into the right to receive $46.00 in cash, without interest and less any required withholding taxes (the “Merger Consideration”).

The aggregate consideration to be paid in connection with the Offer and the Merger is approximately $5.2 billion.  Shire will provide the Purchaser with the necessary funds to fund the acquisition through (i) borrowings under the Facilities Agreement dated January 11, 2015 among Shire, Citi Global Markets Limited, as mandated lead arranger and bookrunner, and the other parties thereto, (ii) borrowings under the 2014 Facilities Agreement dated December 12, 2014 among Shire and a number of financial institutions, for which Abbey National Treasury Services Plc (trading as Santander Global Banking and Markets), Bank of America Merrill Lynch International Limited, Barclays Bank PLC, Citigroup Global Markets Limited, Lloyds Bank PLC, The Royal Bank of Scotland PLC and Sumitomo Mitsui Banking Corporation acted as mandated lead arrangers and bookrunners and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse AG, London Branch, Deutsche Bank Luxembourg S.A., DNB Bank ASA, Goldman Sachs Bank USA, Mizuho Bank, Ltd. and Morgan Stanley Bank International Limited acted as arrangers and (iii) cash on hand, in each case, on the terms and conditions previously disclosed in the Tender Offer Statement on Schedule TO filed by Shire, SPHIL and Purchaser on January 23, 2015.

The foregoing is a general description of the Offer, the Merger and the Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on January 12, 2015, and is incorporated herein by reference.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 21, 2015, in connection with the Merger, the Company provided notice to NASDAQ of the completion of the Merger and requested that NASDAQ halt trading in the Shares for February 23, 2015 and suspend trading of the Shares effective February 23, 2015.  In addition, the Company requested that NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist the Shares from NASDAQ and deregister the Shares under section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under sections 13 and 15(d) of the Exchange Act. The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Offer and the Merger, a change in control of the Company occurred.  Upon the Effective Time, the Company became a wholly owned subsidiary of SPHIL.  The information disclosed under Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation.  Accordingly, each of Francois Nader, Peter G. Tombros, Michael W. Bonney, Colin Broom, Georges Gemayel, Pedro Granadillo, James G. Groninger, Pierre Legault and Rachel R. Selisker ceased serving as members of the Company’s board of directors as of the Effective Time.  In addition, immediately following the Effective Time, all of the officers of the Company immediately prior to the Effective Time were removed and were replaced by the officers of Purchaser.

Item 5.03. Amendments to Articles of Incorporation or By-Laws.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety.  In addition, immediately after the Effective Time, the bylaws of the Company were amended and restated in their entirety.  The amended and restated certificate of incorporation and bylaws of the Company, each as in effect immediately following the Effective Time, are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1               Agreement and Plan of Merger dated as of January 11, 2015 among Shire Pharmaceutical Holdings Ireland Limited, Knight Newco 2, Inc., NPS Pharmaceuticals, Inc. and Shire plc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by NPS Pharmaceuticals, Inc. on January 12, 2015).

3.1               Amended and Restated Certificate of Incorporation of NPS Pharmaceuticals, Inc., amended as of February 21, 2015.

3.2               Amended and Restated By-Laws of NPS Pharmaceuticals, Inc., amended as of February 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPS Pharmaceuticals, Inc.

	By:	/s/ Ellen Rosenberg
		Name:	Ellen Rosenberg
		Title:	Secretary

Date: February 23, 2015

INDEX TO EXHIBITS

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of January 11, 2015 among Shire Pharmaceutical Holdings Ireland Limited, Knight Newco 2, Inc., NPS Pharmaceuticals, Inc. and Shire plc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by NPS Pharmaceuticals, Inc. on January 12, 2015).

3.1	Amended and Restated Certificate of Incorporation of NPS Pharmaceuticals, Inc., amended as of February 21, 2015.

3.2	Amended and Restated By-Laws of NPS Pharmaceuticals, Inc., amended as of February 21, 2015.